Exhibit 99.1

For Immediate Release NR 11-1102

Press Release	Media Contact Paul Dickard VP, External Communications 646.432.8473 Paul.Dickard@aecom.com

AECOM reports fourth-quarter, full fiscal year 2011 results

Fourth-quarter EPS increased 29% year over year; organic revenue, net of other direct costs, grew 7% year over year

•                  Fourth-quarter diluted earnings per share increased 29% year over year to 75 cents.

•                  Net income attributable to AECOM for the fourth quarter increased 29% year over year to $87 million.

•                  Operating income for the fourth quarter increased 35% year over year to $134 million.

•                  Revenue, net of other direct costs, for the fourth quarter increased 20% year over year to $1.4 billion.

•                  Revenue for the fourth quarter increased 16% year over year to $2.1 billion.

•                  Cash flow from operations for the fourth quarter increased 128% year over year to $262 million.

•                  Diluted earnings-per-share outlook of $2.45 to $2.65 provided for full fiscal year 2012.

LOS ANGELES (Nov. 10, 2011) — AECOM Technology Corporation (NYSE: ACM), a leading provider of professional technical and management support services for government and commercial clients around the world, announced today its financial results for the fourth quarter and full fiscal year ended Sept. 30, 2011.

AECOM reported net income attributable to AECOM of $87 million for the fourth quarter and diluted earnings per share (EPS) of 75 cents for the fourth quarter.  This represents an increase of 29% over net income of $68 million for the same period last year and an increase of 29% over diluted earnings per share of 58 cents for the same period last year.  Operating income for the fourth quarter increased 35% year over year to $134 million.

Fourth-quarter revenue was $2.1 billion, a 16% increase from the fourth quarter of fiscal year 2010.  AECOM’s gross revenue includes a significant amount of pass-through costs and, therefore, the company believes that revenue, net of other direct costs, which is a non-GAAP measure, also provides a valuable perspective on its business results.  Fourth-quarter revenue, net of other direct costs, was $1.4 billion, representing a 20% increase over the same period last year.  Organic revenue, net of other direct costs, for the fourth quarter increased 7% year over year.

For the full fiscal year 2011, AECOM reported net income attributable to AECOM of $276 million and diluted EPS of $2.33.  This represents an increase of 16% over net income of $237 million for the same period last year and an increase of 14% over diluted EPS of $2.05 for the same period last year.  Operating income for the full year increased 24% year over year to $421 million.  For fiscal year 2011, the company’s revenue, net of other direct costs, increased 23% to $5.2 billion, while revenue for fiscal year 2011 was $8.0 billion — 23% higher than fiscal year 2010.

“Overall, 2011 was a good year for AECOM,” said John M. Dionisio, AECOM chairman and chief executive officer.  “During the year, we integrated a number of acquisitions, which strengthened our capabilities in important end markets, including construction, power, energy, mining, and cyber security and intelligence.  This enabled us to deliver record new wins of $9.3 billion, backlog of $15.6 billion and earnings growth of 14%.”

“We are poised for continued growth in 2012 with strong positions in the world’s most robust and well-funded infrastructure markets,” Dionisio added.  “Looking ahead, we will focus our global resources on our best and most profitable opportunities across our diversified end markets and geographies.  Finally, we will continue to focus on increasing cash flow and improving working capital and margins as well as effective capital allocation.”

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Business Segments

In addition to providing consolidated financial results, AECOM reports separate financial information for its two segments: Professional Technical Services (PTS) and Management Support Services (MSS).

Professional Technical Services

The PTS segment delivers planning, consulting, architecture and engineering design, and program and construction management services to institutional, commercial and government clients worldwide.

For the fourth quarter of fiscal year 2011, the PTS segment reported revenue of $1.9 billion and revenue, net of other direct costs, of $1.2 billion, compared to revenue of $1.5 billion and revenue, net of other direct costs, of $1.0 billion in the same period last year.  This represents a 23% increase in revenue and an 18% increase in revenue, net of other direct costs.  PTS segment operating income increased 22% from last year to $147 million.

For the full year, the PTS segment reported revenue of $6.9 billion and revenue, net of other direct costs, of $4.6 billion compared to revenue of $5.4 billion and revenue, net of other direct costs, of $3.8 billion last year.  This represents an increase of 27% in revenue and a 20% increase in revenue, net of other direct costs, from last year.  In addition, full year PTS segment operating income increased 11% from last year to $445 million.

Management Support Services

The MSS segment provides facilities management and maintenance, training, logistics, consulting, technical assistance and systems integration services, primarily for agencies of the U.S. government.

For the fourth quarter of fiscal year 2011, the MSS segment reported revenue of $235 million and revenue, net of other direct costs, of $147 million, compared to revenue of $294 million, and revenue, net of other direct costs, of $105 million for the same period during fiscal year 2010.  This represents a 20% decrease in revenue contrasted by a 40% increase in revenue, net of other direct costs, highlighting a change in the mix of the business.  In addition, the MSS segment reported operating income of $18 million compared to $12 million for the same period during fiscal year 2010, which represents a 56% year-over-year increase.

For the full year, the MSS segment reported revenue of $1.16 billion and operating income of $78 million.  This represents an increase of 1% over revenue of $1.15 billion for fiscal year 2010 and an increase of 51% over operating income of $52 million for fiscal year 2010.  For the full fiscal year 2011, MSS revenue, net of other direct costs, increased 55% to $569 million.

Cash Flow and Balance Sheet

Cash flow from operations for the fourth quarter of fiscal year 2011 increased by 128% from the prior year to $262 million.  As of Sept. 30, 2011, AECOM had $457 million of total cash and cash equivalents, $1.2 billion of debt and $1.05 billion in committed bank facilities with $917 million in unused capacity.

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Backlog

AECOM announced total backlog of $15.6 billion at Sept. 30, 2011, a 6% increase year over year.  Excluding backlog obtained through acquisitions, total backlog increased 3% year over year.  Foreign exchange rates negatively impacted backlog by $150 million during the fourth quarter.

Outlook

“AECOM continues to expand its presence in high-growth emerging and natural-resource-rich markets that now constitute over 40% of our net service revenue,” said Michael S. Burke, AECOM president.  “Overall, 59% of our net service revenue is derived from non-U.S. markets, providing us with confidence in our long-term outlook.”

Building upon the progress achieved in the fiscal fourth quarter of 2011, AECOM expects diluted earnings per share results for fiscal year 2012 to be in the range of $2.45 to $2.65.  The initial 2012 earnings guidance range includes the following key assumptions: 2012 tax rate of 29% (inclusive of non-controlling interest deduction), interest expense of $43 million, amortization of intangibles expense of $24 million, depreciation expense of $75 million, and full-year share count of 116 million.

The company will host a conference call at 10 a.m. Eastern Time, during which management will make a brief presentation focusing on the company’s results, strategies and operating trends.  Those wishing to dial in to the call via telephone can do so by dialing 1-866-543-6403 or 1-617-213-8896 and entering the passcode 70487053. Interested parties also can listen to the conference call and view accompanying slides via webcast at www.aecom.com.  The webcast will be available for replay following the call.

About AECOM

AECOM is a global provider of professional technical and management support services to a broad range of markets, including transportation, facilities, environmental, energy, water and government.  With approximately 45,000 employees around the world, AECOM is a leader in all of the key markets that it serves.  AECOM provides a blend of global reach, local knowledge, innovation and technical excellence in delivering solutions that create, enhance and sustain the world’s built, natural, and social environments.  A Fortune 500 company, AECOM serves clients in approximately 125 countries and had revenue of $8.0 billion during its fiscal year 2011.  More information on AECOM and its services can be found at www.aecom.com.

Forward-Looking Statements: All statements in this press release other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings or other financial items; any statements of the plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance.  Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements.

Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in forward-looking statements include: uncertainties related to funding, audits, modifications and termination of long-term government contracts; losses under fixed-price contracts; limited control over operations run through our joint venture entities; misconduct by our employees or consultants or our failure to comply with laws or regulations; failure to successfully execute our merger and acquisition strategy; the need to retain and recruit key technical and management personnel; and unexpected adjustments and cancellations related to our backlog.  Additional factors that could cause actual results to differ materially from our forward-looking statements are set forth in our reports filed with the Securities and Exchange Commission.  We do not intend, and undertake no obligation, to update any forward-looking statement.

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AECOM Technology Corporation

Condensed Consolidated Statement of Income

(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010

Revenue	$2,118,045	$1,828,658	$8,037,374	$6,545,791
Other direct costs	758,571	699,735	2,856,598	2,340,014
Revenue, net of other direct costs (non-GAAP)	1,359,474	1,128,923	5,180,776	4,205,777
Cost of revenue, net of other direct costs	1,207,634	1,004,589	4,702,627	3,775,506
Gross profit	151,840	124,334	478,149	430,271

Equity in earnings of joint ventures	13,144	7,217	44,819	20,987
General and administrative expenses	31,315	32,373	101,745	110,463
Income from operations	133,669	99,178	421,223	340,795

Other income (expense)	1,209	6,970	3,368	10,250
Interest income (expense), net	(10,073)	(5,442)	(40,411)	(9,928)
Income from continuing operations before income tax expense	124,805	100,706	384,180	341,117

Income tax expense	36,389	31,518	100,090	91,696

Income from continuing operations	88,416	69,188	284,090	249,421

Discontinued operations, net of tax	—	—	—	(77)

Net income	88,416	69,188	284,090	249,344

Noncontrolling interest in income of consolidated subsidiaries, net of tax	(1,033)	(1,414)	(8,290)	(12,457)

Net income attributable to AECOM	$87,383	$67,774	$275,800	$236,887

Net income allocation:
Preferred stock dividend	$—	$23	$2	$127
Net income available for common stockholders	87,383	67,751	275,798	236,760
Net income attributable to AECOM	$87,383	$67,774	$275,800	$236,887

Net income attributable to AECOM per share:
Basic
Continuing operations	$0.75	$0.58	$2.35	$2.07
Discontinued operations	—	—	—	—
	$0.75	$0.58	$2.35	$2.07

Diluted
Continuing operations	$0.75	$0.58	$2.33	$2.05
Discontinued operations	—	—	—	—
	$0.75	$0.58	$2.33	$2.05

Weighted average shares outstanding:
Basic	116,366	115,881	117,396	114,344
Diluted	117,080	116,690	118,345	115,463

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AECOM Technology Corporation

Balance Sheet and Cash Flow Information

(in thousands)

	September 30, 2011	September 30, 2010
Balance Sheet Information:
Cash and cash equivalents	$456,940	$612,857
Accounts receivable – net	2,380,181	2,170,188
Working capital	1,172,586	1,094,239
Working capital, net of cash and cash equivalents	715,646	481,382
Total debt	1,162,469	931,127
Total assets	5,789,019	5,242,909
Total stockholders’ equity	2,339,711	2,090,012

	Twelve Months Ended
	September 30, 2011	September 30, 2010
Cash Flow Information:
Net cash provided by (used in) operating activities*	$132,021	$158,635

*                 September 30, 2011, amount includes deferred compensation plan termination ($90 million) and associated excess tax benefits ($58 million).

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AECOM Technology Corporation

Reportable Segments

(in thousands)

	Professional Technical Services	Management Support Services	Corporate	Total
Three Months Ended September 30, 2011
Revenue	$1,882,896	$235,149	$—	$2,118,045
Other direct costs	670,049	88,522	—	758,571
Revenue, net of other direct costs (non-GAAP)	1,212,847	146,627	—	1,359,474
Cost of revenue, net of other direct costs	1,071,251	136,383	—	1,207,634
Gross profit	141,596	10,244	—	151,840
Equity in earnings of joint ventures	4,943	8,201	—	13,144
General and administrative expenses	—	—	31,315	31,315
Income from operations	$146,539	$18,445	$(31,315)	$133,669

Gross profit as a % of revenue	7.5%	4.4%	—	7.2%
Gross profit as a % of revenue, net of other direct costs (non-GAAP)	11.7%	7.0%	—	11.2%

Three Months Ended September 30, 2010
Revenue	$1,534,539	$294,119	$—	$1,828,658
Other direct costs	510,188	189,547	—	699,735
Revenue, net of other direct costs (non-GAAP)	1,024,351	104,572	—	1,128,923
Cost of revenue, net of other direct costs	907,567	97,022	—	1,004,589
Gross profit	116,784	7,550	—	124,334
Equity in earnings of joint ventures	2,957	4,260	—	7,217
General and administrative expenses	—	—	32,373	32,373
Income from operations	$119,741	$11,810	$(32,373)	$99,178

Gross profit as a % of revenue	7.6%	2.6%	—	6.8%
Gross profit as a % of revenue, net of other direct costs (non-GAAP)	11.4%	7.2%	—	11.0%

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AECOM Technology Corporation

Reportable Segments

(in thousands)

	Professional Technical Services	Management Support Services	Corporate	Total
Twelve Months Ended September 30, 2011
Revenue	$6,877,131	$1,160,243	$—	$8,037,374
Other direct costs	2,264,940	591,658	—	2,856,598
Revenue, net of other direct costs (non-GAAP)	4,612,191	568,585	—	5,180,776
Cost of revenue, net of other direct costs	4,183,025	519,602	—	4,702,627
Gross profit	429,166	48,983	—	478,149
Equity in earnings of joint ventures	15,335	29,484	—	44,819
General and administrative expenses	—	—	101,745	101,745
Income from operations	$444,501	$78,467	$(101,745)	$421,223

Gross profit as a % of revenue	6.2%	4.2%	—	5.9%
Gross profit as a % of revenue, net of other direct costs (non-GAAP)	9.3%	8.6%	—	9.2%

Contracted backlog	$7,920,239	$960,539	$—	$8,880,778
Awarded backlog	5,723,540	999,555	—	6,723,095
Total backlog	$13,643,779	$1,960,094	$—	$15,603,873

Twelve Months Ended September 30, 2010
Revenue	$5,393,729	$1,152,062	$—	$6,545,791
Other direct costs	1,554,420	785,594	—	2,340,014
Revenue, net of other direct costs (non-GAAP)	3,839,309	366,468	—	4,205,777
Cost of revenue, net of other direct costs	3,449,486	326,020	—	3,775,506
Gross profit	389,823	40,448	—	430,271
Equity in earnings of joint ventures	9,484	11,503	—	20,987
General and administrative expenses	—	—	110,463	110,463
Income from operations	$399,307	$51,951	$(110,463)	$340,795

Gross profit as a % of revenue	7.2%	3.5%	—	6.6%
Gross profit as a % of revenue, net of other direct costs (non-GAAP)	10.2%	11.0%	—	10.2%

Contracted backlog	$6,130,587	$670,999	$—	$6,801,586
Awarded backlog	6,349,047	1,569,319	—	7,918,366
Total backlog	$12,479,634	$2,240,318	$—	$14,719,952

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AECOM Technology Corporation

Regulation G Information

(in millions)

Reconciliation of Revenue to Revenue, Net of Other Direct Costs

	Three Months Ended		Twelve Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Consolidated
Revenue	$2,118.0	$1,828.7	$8,037.4	$6,545.8
Less: Other direct costs	758.5	699.8	2,856.6	2,340.0
Revenue, net of other direct costs	$1,359.5	$1,128.9	$5,180.8	$4,205.8

PTS Segment
Revenue	$1,882.9	$1,534.5	$6,877.1	$5,393.7
Less: Other direct costs	670.1	510.1	2,264.9	1,554.4
Revenue, net of other direct costs	$1,212.8	$1,024.4	$4,612.2	$3,839.3

MSS Segment
Revenue	$235.1	$294.2	$1,160.3	$1,152.1
Less: Other direct costs	88.4	189.7	591.7	785.6
Revenue, net of other direct costs	$146.7	$104.5	$568.6	$366.5

Reconciliation of EBITDA to Net Income Attributable to AECOM

	Three Months Ended
	Sep 30, 2011	Sep 30, 2010

EBITDA	$157.8	$125.8
Less: Interest (income) / expense*	8.9	5.3
Less: Depreciation and amortization	25.1	21.2

Income from continuing operations attributable to AECOM before income taxes	123.8	99.3
Less: Income tax expense	36.4	31.5

Income from continuing operations attributable to AECOM	87.4	67.8
Discontinued operations, net of tax	—	—

Net income attributable to AECOM	$87.4	$67.8

	Fiscal Years Ended September 30,
	2011	2010	2009	2008

EBITDA	$525.4	$417.5	$358.5	$284.5
Less: Interest (income) / expense*	39.2	9.9	10.7	(1.3)
Less: Depreciation and amortization	110.3	78.9	84.1	62.8

Income from continuing operations attributable to AECOM before income taxes	375.9	328.7	263.7	223.0
Less: Income tax expense	100.1	91.7	77.0	76.5

Income from continuing operations attributable to AECOM	275.8	237.0	186.7	146.5
Discontinued operations, net of tax	—	(0.1)	3.0	0.7

Net income attributable to AECOM	$275.8	$236.9	$189.7	$147.2

* Excluding related amortization.

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